UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 708-9801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 3, 2008, Vector Intersect Security Acquisition Corp. (the “Company”) issued a press release announcing that its Board of Directors set the close of business on Friday, October 17, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, a special shareholder meeting or any postponements or adjournments of that special meeting. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Stockholders of the Company are advised to read, when available, each preliminary proxy statement of the Company and its definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of the record date set forth above and disclosed in Exhibit 99.1 to this Current Report on Form 8-K. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Vector Security Intersect Acquisition Corporation, 65 Challenger Road, Ridgefield Park, NJ, 07660. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission's internet site www.sec.gov.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of the Company's stockholders to be held to approve the acquisition of Cyalume Light Technologies Inc. (“Cyalume”) Information regarding the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than the Company has been authorized to give any information or to make any representations on behalf of the Company or Cyalume in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008	VECTOR INTERSECT SECURITY ACQUISITION CORP.

	By:	/s/ Yaron Eitan
Yaron Eitan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 3, 2008.